                               POWER OF ATTORNEY

     Each of the undersigned being a director or officer, or both, of The Petersen Companies, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint James D. Dunning, Jr., Neal Vitale or Richard S Willis, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement on Form S-8 relating to the Company's Equity Incentive Plan and to file same, together with all exhibits thereto and other attachments and documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and any other regulatory authority, and to sign, file or deliver such further documents and to take such further actions in connection therewith as each of the undersigned might or could do in person and as each such attorney and agent deems necessary or desirable; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

          This Power of Attorney may be signed in one or more counterparts, each shall constitute an original, and all of which shall together constitute the same instrument.

          Signature                           Capacity                     Date
------------------------------  ------------------------------------  --------------

/s/ James D. Dunning, Jr.       Chief Executive Officer               March 31, 1998
James D. Dunning, Jr.           and Chairman of the Board

/s/ Richard S Willis            Executive Vice President,             March 31, 1998
Richard S Willis                Chief Financial Officer and Director

/s/ D. Claeys Bahrenburg        Vice Chairman of the Board            March 31, 1998
D. Claeys Bahrenburg

                                Director
 Laurence H. Bloch

/s/ Daniel H. Blumenthal        Director                              March 31, 1998
 Daniel H. Blumenthal

/s/ Avy H. Stein                Director                              March 31, 1998
Avy H. Stein

/s/ Neal Vitale                 Director                              March 31, 1998
Neal Vitale

/s/ John R. Willis              Director                              March 31, 1998
John R. Willis

                                Director
Joseph Milton Block, Jr.

/s/ Stacey James Lippman        Director                              March 31, 1998
Stacey James Lippman